Exhibit 4.4

LAND COURT SYSTEM	REGULAR SYSTEM

                  AFTER RECORDATION, RETURN BY MAIL ( ) PICKUP ( )      Total No. of Pages: 16

Tax Map Key No. (3) 7-3-043-063

ASSIGNMENT OF LESSOR'S INTEREST IN LEASES AND RENTS ASSIGNOR:

CYANOTECH CORPORATION, a Nevada corporation, whose mailing address is 73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, Hawaii 96740

ASSIGNEE:	FIRST FOUNDATION BANK, a California corporation, whose mailing address is 18101 Von Karman Avenue, Suite 750, Irvine, California 92612

PROPERTY:	73-860 Makako Bay Drive, Kailua-Kona, Hawaii 96740, more particularly described in the attached Exhibit "A"

BORROWER:	CYANOTECH CORPORATION, a Nevada corporation, and NUTREX HAWAII, INC., a Hawaii corporation

ASSIGNMENT OF LESSOR'S INTEREST IN LEASES AND RENTS

THIS ASSIGNMENT, made on July 30, 2015     by CYANOTECH CORPORATION, a Nevada corporation, whose mailing address is 73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kana, Hawaii 96740, hereinafter referred to as "Assignor", to FIRST FOUNDATION BANK, a California corporation, whose mailing address is 18101 Von Karman Avenue, Suite 750,Irvine, California 92612, hereinafter referred to as "Assignee";

W I T N E S S E T H:

THAT the Assignor, for good and valuable consideration, receipt whereof is hereby acknowledged, hereby grants, transfers and assigns to the Assignee the entire interest of the Assignor in and to any and all tenant leases now or hereafter in effect demising any portion of the premises or improvements located on the premises described in Exhibit "A" attached hereto and incorporated herein by reference.

TOGETHER WITH all rents, income and profits arising from the leases and renewals thereof and together with all rents, income and profits for the use and occupation of the premises described in the leases or in the mortgage hereinafter referred to and, at the option of the Assignee, for all leases upon said premises which may be executed in the future during the term of this Assignment.

TOGETHER, ALSO, WITH all rights of the Assignor to assume or reject any of those existing or future leases under Title 11 of the United States Code or its successor statute.

THIS ASSIGNMENT is made for the purpose of securing:

A. The payment of the principal sum, or so much thereof as may be advanced thereunder from time to time, interest and other indebtedness evidenced by that certain Promissory Note executed concurrently herewith, and any amendments, extensions or renewals thereof (hereafter the "Note"), in the amount of TWO MILLION FIVE HUNDRED THOUSAND AND N0/100 DOLLARS ($2,500,000.00) made by Assignor and NUTREX HAWAII, INC., a Hawaii corporation (hereinafter individually and collectively, "Borrower"), to Assignee, and secured, inter alia, by a Mortgage, Security Agreement and Financing Statement (hereafter the "Mortgage") executed concurrently herewith by and between Assignor, as Mortgagor, and Assignee, as Mortgagee.

B. Payment of all other sums with interest thereon becoming due and payable to the Assignee under the provisions of this Assignment or of said Note or Mortgage.

C. The performance and discharge of each and every obligation, covenant and agreement of the Borrower and Assignor contained herein or in said Note or Mortgage.

THE ASSIGNOR WARRANTS that the Assignor is the sole owner of the entire lessor's interest in the leases; that the leases are valid and enforceable and have not been altered, modified or amended in any manner whatsoever save as herein set forth; that the lessees named therein are not in default under any of the terms, covenants or conditions thereof; that no rent or fees reserved in the leases have been assigned or anticipated and that no rent for any period subsequent to the date of this Assignment has been collected in advance of the time when the same became due under the terms of the leases.

THE ASSIGNOR COVENANTS with the Assignee to observe and perform all the obligations imposed upon the lessor under the leases and not to do or permit to be done anything to impair the security thereof; not to collect any of the fees, rent, income and profits arising or accruing under the leases or from the premises described in said Mortgage in advance of the time when the same shall become due; not to execute any other assignment of lessor's interest in the leases or assignment of rents arising or accruing from the leases or from the premises described in said Mortgage; not to subordinate the leases to any mortgage or other encumbrance or permit, consent or agree to such subordination without Assignee's prior written consent; not to alter, modify or change the terms of the leases or give any consent or exercise any option required or permitted by such terms without the prior written consent of Assignee, or cancel or terminate the leases or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the premises demised thereby or of any interest therein so as to effect directly or indirectly, proximately or remotely a merger of the estates and rights of, or a termination or diminution of the obligations of lessees thereunder; not to alter, modify or change the terms of any guaranty of the leases or cancel or terminate such guaranty without the prior written consent of the Assignee; at the Assignee's request to assign and transfer to the Assignee any and all subsequent leases upon all or any part of the premises described in the leases or said Mortgage; and to execute and deliver at the request of the Assignee all such further assurances and assignments in the premises as the Assignee shall from time to time require.

THIS ASSIGNMENT is made on the following terms, covenants and conditions:

1. Notwithstanding that this instrument is a present assignment of the leases and of said rents and other rights, it is understood and agreed that so long as there shall exist no default by the Borrower or Assignor in the payment of the principal sum, interest and indebtedness secured hereby and by said Note or Mortgage or in the performance of any obligation, covenant or agreement herein or in said Note or Mortgage or in the leases contained on the part of the Assignor to be performed, the Assignor shall have the permission to manage the demised premises in the ordinary course of business and to collect at the time of, but not prior to, the date provided for the payment thereof, all fees, rents, income and profits arising under the leases or from the premises described herein and to retain, use and enjoy the same, but this permission terminates immediately upon receipt of a written notification from the Assignee of (a) the occurrence of an Event of Default as described in Paragraph 2 below and (b) Assignee's election to terminate said permission. This Assignment is intended not as a pledge nor a security interest requiring the transfer of possession but as an absolute assignment conditioned only on whether the Assignor and Borrower default as provided in Paragraph 2 below or performs as provided in Paragraph 4 below.

2. Upon or at any time after default which is not timely cured in the payment of the principal sum, interest and indebtedness secured hereby and by said Note or Mortgage or in the performance of any obligation, covenant or agreement herein or in said Note or Mortgage or leases contained on the part of the Borrower and Assignor to be performed ("Event of Default"), the Assignee without in any way waiving such default may, at its option, without notice and without regard to the adequacy of the security for the said principal sum, interest and indebtedness secured hereby and by said Note or Mortgage, either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, take possession of the premises described in the leases and/or Mortgage and have, hold, manage, license, lease and operate the same on such terms and for such period of time as the Assignee may deem proper and either with or without taking possession of said premises, in its own name, demand, sue for or otherwise collect and receive all fees, rents, income and profits of said premises, including those past due and unpaid, with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as may seem proper to the Assignee, and to apply such fees, rents, income and profits to the payment of all expenses of managing the premises, including, without being limited thereto, the salaries, fees and wages of a managing agent and such other employees as the Assignee may deem necessary or desirable and all expenses of operating and maintaining the premises, including, without being limited thereto, all taxes, charges, claims, assessments, water and sewer fees and any other liens, and premiums for all insurance which the Assignee may deem necessary or desirable, and the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the premises as the Assignee may reasonably determine to be appropriate, any custom or use to the contrary notwithstanding. The exercise by the Assignee of the option granted it in this paragraph and the collection of the rents, income and profits and the application thereof as herein provided shall not be considered a waiver of any Event of Default by the Borrower or Assignor under said Note, Mortgage, the leases or this Assignment.

3. The Assignee sha11 not be liable for any loss sustained by the Assignor resulting from the Assignee's failure to let the premises after default or from any other act or omission of the Assignee in managing the premises after an Event of Default unless such loss is caused by gross negligence, the willful misconduct and bad faith of the Assignee. Nor shall the Assignee be obligated to perform or discharge any obligation, duty or liability under the leases or under or by reason of this Assignment and the Assignor shall, and does hereby agree, to indemnify the Assignee for, and to hold the Assignee harmless from any and all liability, loss or damage which may or might be incurred under the leases or under or by reason of this Assignment and from any and all claims and demands whatsoever which may be asserted against the Assignee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the leases, except for any of the foregoing arising from the Assignee's gross negligence or willful misconduct. Should the Assignee incur any such liability under the leases or under or by reason of this Assignment or in defense of any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be secured by the Mortgage and the Assignor shall reimburse the Assignee therefor immediately upon demand and upon the failure of the Assignor to do so, the Assignee may, at its option, declare all sums secured hereby and by said Note and Mortgage immediately due and payable. And it is further understood that this Assignment shall not operate to place responsibility for the control, care, management or repair of said premises upon the Assignee, nor for the carrying out of any of the terms and conditions of the lease; nor shall it operate to make the Assignee responsible or liable for any waste committed on the property by the lessees, tenants or any other parties, or for any dangerous or defective condition of the premises, or for any negligence in the management, upkeep, repair or control of said tenant, licensee, stranger or other third party, except for any of the foregoing arising from the Assignee's gross negligence or willful misconduct.

4. Upon payment in full of the principal sum, interest and indebtedness secured hereby and by said Note and Mortgage, this Assignment shall become and be void and of no effect and Assignor shall then have the right to have Assignee indicate such status by the execution and delivery of a cancellation of this Assignment; but the affidavit, certificate, letter or statement of any officer, agent or attorney of the Assignee showing that any part of said principal, interest or indebtedness remains unpaid shall be and constitute prima facie evidence of the validity, effectiveness and continuing force of this Assignment and any person may, and is hereby authorized to, rely thereon. The Assignor hereby authorizes and directs the lessees named in the leases or any other or future licensee(s), lessee(s) or occupant(s) of the premises described therein or in said Mortgage, upon receipt from the Assignee of written notice to the effect that the Assignee is then the holder of said Note and Mortgage and that an Event of Default exists thereunder or under this Assignment to pay over to the Assignee all fees, rents, income and profits arising or accruing under the leases or from the premises described therein or in said Mortgage and to continue so to do until otherwise notified by the Assignee.

5. The Assignee may take or release other security for the payment of said principal sum, interest and indebtedness, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the satisfaction of such principal sum, interest or indebtedness without prejudice to any of its rights under this Assignment.

6. The term "lease" or "leases" as used herein means the lease agreements or rental agreements hereby assigned or, at the option of the Assignee, any extension or renewal thereof and any lease subsequently executed during the term of this Assignment covering the premises described in the leases or said Mortgage or any part thereof.

7. Nothing contained in this Assignment and no act done or omitted by the Assignee pursuant to the powers and rights granted it hereunder shall be deemed to be a waiver by the Assignee of its rights and remedies under said Note or Mortgage, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by the Assignee under the terms of said Note or Mortgage. The right of the Assignee to collect said principal sum, interest and indebtedness and to enforce any other security therefor held by it may be exercised by the Assignee either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

8. In case of any conflict between the terms of this instrument and the terms of the Mortgage described above, the terms of the Mortgage shall prevail, but the Assignee shall have the right at its sole option to resort to this Assignment or said Mortgage as convenience may dictate and may enter the premises in whole or in part under either the said Mortgage or this Assignment as Assignee shall determine.

9. This Assignment shall be governed by and shall be construed in accordance with the laws of the State of Hawaii. If any provision of this Assignment is held to be invalid or unenforceable, such will not affect the validity or enforceability of the other provisions of this Assignment.

10. The parties hereto agree that this instrument may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all of the parties hereto, notwithstanding all of the parties are not signatory to the original or the same counterparts. For all purposes, including, without limitation, recordation, filing and delivery of this instrument, duplicate unexecuted and unacknowledged pages of the counterparts may be discarded and the remaining pages assembled as one document.

THIS ASSIGNMENT, together with the covenants and warranties herein contained, shall inure to the benefit of the Assignee and any subsequent holder of said Note and Mortgage and shall be binding upon the Assignor, its successors and assigns, and any subsequent owner of the mortgaged premises.

IN WITNESS WHEREOF, the Assignor and Assignee have caused these presents to be executed on the day and year first above written.

CYANOTECH CORPORATION, a Nevada corporation

By /s/ Gerald Cysewski

GERALD CYSEWSKI

Its Executive Vice President

By /s/ Jolé Deal

JOLE DEAL

Its Chief Financial Officer

Assignor

FIRST FOUNDATION BANK

By /s/ Christopher M. Naghibi

CHRISTOPHER M. NAGHIBI

Its Chief Credit Officer

Assignee

EXHIBIT"A"

THAT CERTAIN UNRECORDED SUBLEASE NO. K-4

SUBLESSOR:	NATURAL ENERGY LABORATORY OF HAWAII, A BODY CORPORATE AND A PUBLIC INSTRUMENTALITY OF THE STATE OF HAWAII ORGANIZED PURSUANT TO HAWAII REVISED STATUTES, CHAPTER 227D

SUBLESSEE:	CYANOTECH CORPORATION, A NEVADA CORPORATION

DATED:	DECEMBER 29, 1995

TERM:	THIRTY (30) YEARS, COMMENCING-ON JANUARY 1, 1996

THE FOREGOING UNRECORDED SUBLEASE NO. K-4 WAS AMENDED BY THE FOLLOWING:

UNRECORDED SUPPLEMENTAL AGREEMENT NO.1 TO AMEND SUBLEASE K-4 DATED NOVEMBER 21, 1996.

THE FOREGOING UNRECORDED SUBLEASE NO. K-4 AND UNRECORDED SUPPLEMENTAL AGREEMENT WERE SET FORTH BY THE FOLLOWING:

SHORT FORM SUBLEASE NO. K-4

EFFECTIVE AS OF:	DECEMBER 29, 1995
RECORDED:	DOCUMENT NO. 2000-056138

UNRECORDED SUPPLEMENTAL AGREEMENT NO.2 TO MODIFY SUBLEASE NO. K-4 DATED MARCH 9, 2012, BUT EFFECTIVE AS OF FEBRUARY 1, 2012. THE TERM OF THE SUBLEASE IS 40 YEARS COMMENCING JANUARY 1, 1996, UP TO DECEMBER 31, 2035, UNLESS SOONER TERMINATED.

THE REAL PROPERTY IN THE FOREGOING SUBLEASE AS AMENDED, BEING DESCRIBED AS FOLLOWS:

PARCEL FIRST:

ALL OF THAT CERTAIN PARCEL OF LAND SITUATE ON THE WESTERLY SIDE OF KEAHOLE AIRPORT AND THE EASTERLY SIDE OF THE ROADWAY TO THE NATURAL ENERGY LABORATORY AT KALAOA 1ST TO 4TH AND OOMA 1ST, NORTH KONA, ISLAND AND COUNTY OF HAWAII, STATE OF HAWAIT, BEING PARCEL H-1 A PORTION OF PARCEL "A" (C.S.F. NO. 19968) ALL OF LEASE PARCEL "G" AND PARCEL H-2 A PORTION OF LOT 9 A PORTION OF H.S.S. PLAT 315-A (C.S.F. NO. 19934), AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF THIS LEASED PARCEL OF LAND BEING ALONG THE EASTERLY SIDE OF THE MAIN ROADWAY TO THE NATURAL ENERGY LABORATORY, THE COORDINATES OF SAID POINT OF BEGINNING REFERRED TO GOVERNMENT SURVEY TRIANGULATION STATION "AKAHIPUU" BEING 9,099.64 FEET SOUTH AND 29,930.02 FEET WEST AND RUNNING BY AZIMUTHS MEASURED CLOCKWISE FROM TRUE SOUTH:

1.	213°	29'	15.0"	825.97	FEET ALONG LEASED PARCEL "A" TO A POINT;

2.	123°	29'	15.0"	249.34	FEET ALONG THE REMAINDER OF PARCEL "A" TO A POINT;

					THENCE, ALONG THE REMAINDER OF THE NATURAL ENERGY LABORATORY SITE, H.S.S. PLAT 315-A (C.S.F. NO. 19934) FOR THE FOLLOWING FOUR (4) COURSES;

3.	184°	50'	25.0"	974.90	FEET TO A POINT;

					THENCE, ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 440.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING:

4.	205°	30'	12.5"	310.53	FEET TO A POINT;

5.	226°	10'	00.0"	527.04	FEET TO A POINT;

6.	274°	50'	25.0"	749.21	FEET TO A POINT;

7.	4°	50'	25.0"	3,501.37	FEET ALONG THE WESTERLY SIDE OF KEAHOLE AIRPORT (C.S.F. NO. 19137) TO A POINT;

					THENCE, ALONG THE REMAINDER OF LOT 9, ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 435.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING:

8.	30°	13'	39.5"	373.00	FEET TO A POINT;

9.	55°	36'	54.0"	72.78	FEET ALONG THE REMAINDER OF LOT 9 TO A POINT;

10.	145°	36'	54.0"	1726.08	FEET ALONG THE EASTERLY SIDE OF THEMAIN ROADWAY TO THE NATURAL ENERGY LABORATORY TO A POINT;

11.	123°	29'	15.0"	86.79	FEET ALONG THE EASTERLY SIDE OF THE-"MAINROADWY- TO- THE- NATURAL ENERGY LABORATORY TO THE POINT OF BEGINNING AND CONTAINING AN AREA OF 90.067 ACRES, MORE OR LESS.

EXCEPTING ANY PORTION OF THE LAND CREATED BY ACCRETION AND ALSO ANY PORTION LYING BELOW THE SHORELINE AS DEFINED BY HAWAII LAW AND/OR CERTIFIED BY THE STATE OF HAWAII DEPARTMENT OF LAND AND NATURAL RESOURCES.

PARCEL SECOND:

EASEMENT "1-A" FOR ROADWAY PURPOSES. PARCEL THIRD:

EASEMENT "6" FOR UTILITY PURPOSES, SAID EASEMENT "6" BEING MORE PARTICULARLY DESCRIBED IN THAT CERTAIN SHORT FORM SUBLEASE NO. K-4 EFFECTIVE AS OF DECEMBER 29, 1995, RECORDED APRIL 26, 2000 AS REGULAR SYSTEM DOCUMENT NO. 2000-056138 OF OFFICIAL RECORDS.

SUBJECT, HOWEVER, to the following:

1.	Title to all mineral and metallic mines reserved to the State of Hawaii.

2.	Shoreline setback lines as they may be established by the State Land Use Commission or by the various Counties pursuant to the Hawaii Revised Statutes.

3.	Easement "2-A", for roadway purposes, as described in or disclosed by the Short Form Sublease No. K-4 recorded April 26, 2000 as Regular System Document No. 2000-056138 of Official Records.

4.	Easement "3", for electrical purposes, as described in or disclosed by the Short Form Sublease No. K-4 recorded April 26, 2000 as Regular System Document No. 2000-056138 of Official Records.

5.	Easement "5", for electrical purposes, as described in or disclosed by the Short Form Sublease No. K-4 recorded April 26, 2000 as Regular System Document No. 2000- 056138 of Official Records.

6.

An unrecorded State of Hawaii Department of Land and Natural Resources General Lease No. s5619 dated-July 13, 2001, executed by state of Hawaii ("LESSOR"); by its Board of Land and Natural Resources ("BOARD"), as Lessor, and Natural Energy Laboratory of Hawaii, a body corporate and politic and an instrumentality and agency of the State of Hawaii, as Lessee, for a term forty-five (45) years, commencing on July 3, 2011, up to and including July 2, 2045.

The foregoing unrecorded General Lease No. S-5619 was amended by Unrecorded Amendment of General Lease No. S-5619, dated December 11, 2006 and Second Amendment of General Lease No. S-5619, dated January 10, 2013.

7.	The failure to comply with any of the terms, provisions, conditions and reservation of that certain Sublease No. K-4, more particularly described herein.

8.

Terms and conditions as set forth in the Notice of Dedication, wherein Owner/Lessor: State of Hawaii, by its Board of Land and Natural Resources, Lessee/Sublessor: Natural Energy Laboratory of Hawaii, a body corporate and a public Instrumentality of the State of Hawaii and Sublessee: Cyanotech Corporation, a Nevada corporation dedicates the premises described herein for nonspeculative residential use for a period of ten years effective. Said Notice recorded February 26, 2008 as Regular System Document No. 2008-028149 of Official Records.

9.	The terms and provisions contained in the document entitled "Nondisturbance and Attornment Agreement" recorded October 27, 2008 as Regular System Document No. 2008-165170 of Official Records.

10.	A mortgage to secure an original principal indebtedness of $5,500,000.00, and any other amounts or obligations secured thereby.

Dated:	August 14, 2012

Mortgagor:	Cyanotech Corporation, a Nevada corporation
Mortgagee:	Pacific Rim Bank, a Hawaii corporation

Recorded September 07, 2012 as Regular System Document No. A-46330408 of Official Records.

A Consent to Mortgage of Sublease No. K-4 under General Lease No. S-5619 thereto given by State of Hawaii, by the Board of Land and Natural Resources, acting pursuant to Section 171-22, Hawaii Revises Statutes, as amended recorded September 07,2012 as Regular System Document No. A-46330412 of Official Records.

Sublessor's Consent to Mortgage of Sublease K-4; Estoppel Certificate and Subordination Agreement Recorded September 24,2012 as Regular System Document No. A-46500120 of Official Records.

11.

The Assignment of Lessor's Interest in Leases and Rents, as additional security for the payment of the indebtedness in the amount of $5,500,000.00, which was recorded September 07,2012 as Regular System Document No. A-46330409 of Official Records.

12.	A financing statement

Debtor:	Cyanotech Corporation, a Nevada corporation
Secured Party:	Pacific Rim Bank

Recorded September 07, 2012 as Regular System Document No. A-46330410 of Official Records.

13.	A financing statement

Debtor:	Nutrex Hawaii, Inc., a Hawaii corporation
Secured Party:	Pacific Rim Bank

Recorded September 07,2012 as Regular System Document No. A-46330411 of Official Records.

14.	The terms and provisions contained in the Estoppel Certificate recorded September 07, 2012 as Regular System Document No. A-46330413 of Official Records.

TOGETHER, ALSO, with all of Mortgagor's rights, easements, privileges and appurtenances thereto belonging, and all the rents, issues, profits and proceeds thereof, and all of the estate, right, title and interest of the Mortgagor, both at law and in equity, in said property.

END OF EXHJBIT "A"